Calculation of Filing Fee Tables
S-3
Empire State Realty Trust, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, $0.01 par value per share	457(a)	29,894,869	$ 5.58	$ 166,813,369.02	0.0001381	$ 23,036.93
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 166,813,369.02		$ 23,036.93
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 23,036.93
			Net Fee Due:						$ 0.00
Offering Note
[1]	Includes up to 29,894,869 shares of Class A common stock to be offered for resale from time to time by the stockholder pursuant to their contractual rights. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Class A common stock that may be offered hereby are deemed to cover such additional shares of Class A common stock as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. Based upon the average of the high and low prices of the Class A common stock reported on the New York Stock Exchange on July 24, 2026 pursuant to Rule 457(c) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Empire State Realty Trust, Inc.	S-3	333-273535	07/31/2023		$ 23,036.93	Equity	Class A common stock, $0.01 par value per share	29,894,869	$ 237,664,208.55
Fee Offset Sources		Empire State Realty Trust, Inc.	S-3	333-273535		07/31/2023						$ 1,278.73
Fee Offset Sources		Empire State Realty Trust, Inc.	S-3	333-199199		10/07/2014						$ 70,594.14
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant is registering 29,894,869 shares of Class A common stock having a proposed maximum aggregate price of up to $166,813,369.02 pursuant to the prospectus supplement to which this Exhibit 107 relates (the "Current Prospectus Supplement"). The registrant had previously registered 29,894,869 shares of Class A common stock having an aggregate offering price of up to $237,664,208.55, offered by means of a prospectus supplement dated July 31, 2023 (the "2023 Prospectus Supplement") and an accompanying prospectus pursuant to a Registration Statement filed on Form S-3 (File No. 273535) with the Securities and Exchange Commission (the "SEC"). In connection with the filing of the 2023 Prospectus Supplement, the registrant incurred a registration fee of $26,190.60, of which $24,911.87 was offset against fees previously paid with respect to unsold securities registered pursuant to a prospectus supplement dated July 31, 2020 (the "2020 Prospectus Supplement") and $1,278.73 was paid as the net fee due. None of the securities registered pursuant to the 2023 Prospectus Supplement were sold pursuant to the 2023 Prospectus Supplement, which is being superseded and replaced by the Current Prospectus Supplement, and the offering of unsold securities pursuant to the 2023 Prospectus Supplement terminated on July 30, 2026. The registrant had previously registered 29,894,869 shares of Class A common stock having an aggregate offering price of up to $191,925,058.98, offered by means of the 2020 Prospectus Supplement and an accompanying prospectus dated July 31, 2020 pursuant to a Registration Statement filed on Form S-3 (File No. 333-240251) with the SEC on July 31, 2020. In connection with the filing of the 2020 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $24,911.87. None of these securities were sold pursuant to the 2020 Prospectus Supplement, which was superseded and replaced by the 2023 Prospectus Supplement. In addition, the registrant had previously registered 29,610,854 shares of Class A common stock having an aggregate offering price of up to $609,095,267.00, offered by means of a prospectus supplement dated February 2, 2017 (the "2017 Prospectus Supplement") and an accompanying prospectus dated October 7, 2014 pursuant to a Registration Statement filed on Form S-3 (File No. 333-199199) filed with the SEC on October 7, 2014. In connection with the 2017 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $70,594.14. Pursuant to Rule 457(p) under the Securities Act, $23,036.93 of the registration fees that were paid or offset with respect to securities previously registered pursuant to the 2023 Prospectus Supplement, the 2020 Prospectus Supplement and the 2017 Prospectus Supplement and not sold thereunder is offset against the registration fee due in connection with the Current Prospectus Supplement. Accordingly, no registration fee is being paid hereby.

Offset Note
[2]	Includes up to 29,894,869 shares of Class A common stock to be offered for resale from time to time by the stockholder pursuant to their contractual rights. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Class A common stock that may be offered hereby are deemed to cover such additional shares of Class A common stock as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $166,813,369.02. The prospectus is a final prospectus for the related offering.